Exhibit 99.1

[Logo of Navigant]

CONTACT:
Robert C. Griffith	Joseph N. Jaffoni, Karin Oloffson
Chief Operating Officer/Chief Financial Officer	Jaffoni & Collins Incorporated
(303) 706-0778	(212) 835-8500 or FLYR@jcir.com

FOR IMMEDIATE RELEASE

NAVIGANT INTERNATIONAL NAMES

JOHN A. UEBERROTH TO BOARD OF DIRECTORS

Denver, CO; October 24, 2003 – Navigant International, Inc. (Nasdaq: FLYR) announced today the appointment, effective immediately, of John A. Ueberroth, 60, to the Company’s Board of Directors. Navigant’s Board of Directors will continue to consist of six members as Mr. Ueberroth’s appointment follows the resignation today of Board member Lawrence A. Hough.

Mr. Ueberroth brings over 30 years of travel industry experience to his new role as a director of Navigant. He currently serves as President, Chief Executive Officer, and a Director of Ambassadors International, Inc. (Nasdaq: AMIE), a leading travel services company, with subsidiaries currently developing, marketing and managing meetings and incentive programs for a nationwide roster of corporate clients, providing comprehensive hotel reservation, registration and travel services for meetings, conventions, expositions and trade shows, and providing event portfolio management software solutions. He also serves as chairman of Ambassadors Group Inc. (Nasdaq: EPAX) an educational travel company. Mr. Ueberroth has been associated with Ambassadors International since 1995. From 1990 to 1993, he served as Chairman and Chief Executive Officer of Hawaiian Airlines. Prior to his role at Hawaiian Airlines, Mr. Ueberroth served as President of Carlson Travel Group from 1980 to 1989. In addition, Mr. Ueberroth has served as Chairman of the Travel Industry Association of America during 1986 and 1987, and President of the United States Tour Operators Association during 1987 and 1988.

Navigant International Chairman, Chief Executive Officer, and President, Edward S. Adams, commented, “We welcome John to Navigant’s board as he possesses a deep, long-term perspective of the Company, the travel industry and the markets we serve. John’s successful track record as a travel industry leader and his distinguished industry reputation will be valuable assets to us as we continue to execute our growth strategy, evaluate potential acquisitions and deliver on our commitment to enhance shareholder value. We look forward to the benefit of his counsel, experience and proven business acumen.”

Mr. Hough, who had served on the Company’s Board since June of 2001, also previously resigned as President and Chief Executive Officer of the Company’s SatoTravel subsidiary effective June 14, 2003.

About	Navigant International, Inc.

Denver-based Navigant International, Inc. is the second largest travel management business services provider in North America based on number of tickets sold serving corporate,

government, military, leisure, and meetings and incentive clients. The Company’s “bricks and clicks” end-to-end travel solutions include corporate travel pattern analysis and ReportFLYR™ powered reporting tools; travel policy development; consulting on cost saving opportunities; airline ticket, hotel and car rental reservations; meeting and convention planning; and leisure travel products. With more than $4 billion in annual gross airline ticket sales, the Company currently employs more than 4,300 Associates and has operations in more than 1,300 locations in 19 countries and U.S. territories. Navigant’s shares are traded on the NASDAQ National Market under the ticker symbol “FLYR.” For more information on the Company, visit www.navigant.com.

This news release contains forward-looking statements, including statements about the Company’s high leverage of debt to equity, growth strategies and opportunities, the integration of prior or potential future acquisitions, and general industry or business trends or events. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including, without limitation, the risk factors described in the Company’s report on Form 8-K, dated January 21, 1999, and the risk factors detailed from time to time in the Company’s SEC reports, including the reports on Forms 10-K and 10-Q. The forward-looking statements made herein are only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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